UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2021

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2021, HGIT Properties, L.P. (the “Operating Partnership”), a majority-owned subsidiary of Hines Global Income Trust, Inc. (“Hines Global” and, together with its subsidiaries, the “Company”), entered into the Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of December 20, 2021 with JPMorgan Chase Bank, N.A. (“Chase”), as Administrative Agent, and the lenders party thereto. The Amended Credit Agreement amends and restates the original credit agreement dated November 15, 2019, and amended as of November 13, 2020 and July 30, 2021 (the "Original Credit Agreement") to increase the term loan capacity by providing for a second senior, unsecured term loan (the "Second Term Loan Commitment") in the amount of $300.0 million. As a result, the total capacity of the credit facility was increased from $725.0 million to $1.025 billion. The Second Term Loan Commitment has a maturity date of December 20, 2024 and is subject to two one-year extensions options that the Company may exercise if it meets certain conditions and pays applicable extension fees. The terms of the Amended Credit Agreement are otherwise substantially the same as the terms of the Original Credit Agreement.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on September 19, 2019, November 21, 2019, November 18, 2020 and August 5, 2021 describing the Original Credit Agreement, as well as the Amended Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Amended Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amended and Restated Credit Agreement dated as of December 20, 2021 among HGIT Properties LP, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the availability of borrowings under the Amended Credit Agreement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to continue to maintain its covenants under the Amended Credit Agreement and meet other requirements under the Amended Credit Agreement, and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K, as updated by its other filings with the SEC. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to Hines Global or any person acting on Hines Global’s behalf are qualified by the cautionary statements in this section. Except as otherwise may be required by law, Hines Global undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

December 21, 2021	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer, Treasurer and Secretary